SCHEDULE 14A
                        Rule 14a-101
           INFORMATION REQUIRED IN PROXY
                  STATEMENT SCHEDULE 14A
                  INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the
                        Securities
          Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant            X

Filed by a Party other than the Registrant

< Check the appropriate box:

<    Preliminary Proxy Statement
<
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e) (2))
X    Definitive Proxy Statement

<    Definitive Additional Materials

<    Soliciting Material Pursuant to Rule 14a-11 (c) or
Rule 14a-12

              Meridian Insurance Group, Inc.

     (Name of Registrant as Specified in its Charter)

               Meridian Insurance Group, Inc.

  (Name of Person(s) Filing Proxy Statement, if other than
                         Registrant)

Payment of filing fee (Check the appropriate box):

x   No fee required.

< Fee computed on table below per Exchange Act Rules 14a-6
(i) (1) and 0-11.

  (1)     Title of each class of securities to which
transaction applies:
__________________________________________________________

     (2)  Aggregate number of securities to which
     transaction applies:
__________________________________________________________

     (3)  Per unit price or other underlying value of
     transaction computed pursuant to Exchange Act Rule 0-
     11 (set forth the amount on which the filing fee is
     calculated and state how it was determined):
_________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
_________________________________________________________

          (5)  Total Fee Paid:
__________________________________________________________

<    Fee paid previously with preliminary materials.

< Check box if any part of fee is offset as provided by
  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
__________________________________________________________

     (2)  Form, schedule or registration statement number:
__________________________________________________________

     (3)  Filing party:
__________________________________________________________

     (4)  Date filed:
__________________________________________________________
                                        April 7, 1997



Dear Shareholder:




   The  directors and officers of Meridian Insurance
Group, Inc.,  join  me in extending to you a cordial
invitation  to attend the Annual Meeting of our
shareholders.  This meeting will  be held at 2:00 p.m.,
Wednesday, May 14, 1997, in  our home  office  at  2955
North Meridian Street,  Indianapolis, Indiana, in the
Pennsylvania Room.


 At our Annual Meeting, we will review our performance  in
1996  and report on other developments at Meridian
Insurance Group,  Inc.   We  intend  to make  our  Annual
Meeting as informative and interesting as we can, and we hope you will plan to attend.

   The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. After reading the Proxy Statement, please mark, sign, and return the enclosed Proxy Card to ensure that your votes on the business matters of the meeting will be recorded.

 We  encourage you to attend this meeting.  Whether or not
you attend, we urge you to return your proxy promptly in
the postpaid  envelope  provided.   You  may  cancel  the
proxy anytime before voting at the meeting, or you may vote in person on all matters brought before the meeting.
All of us look forward to seeing you on May 14.


                                        Sincerely,



                                        Norma J. Oman
                                        President  and
                                        Chief  Executive
                                        Officer



              MERIDIAN  INSURANCE  GROUP,  INC.

        NOTICE  OF  ANNUAL  MEETING  OF

        SHAREHOLDERS

                   To be Held May 14, 1997

















To the Shareholders of
MERIDIAN  INSURANCE  GROUP,  INC.

   The  Annual Meeting of Shareholders of MERIDIAN
INSURANCE GROUP, INC., will be held
at 2:00 p.m., Eastern Standard Time, on May 14, 1997, in the Company's home office at 2955 North
Meridian Street, Indianapolis, Indiana, in the
Pennsylvania Room  for the following purposes:

1.   To elect four persons as directors;

2.    To  consider  and vote upon a proposal  to  amend
the Company's    Restated   Articles   of    Incorporation
to create a new class of preferred shares; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on March 14, 1997, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

   Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy card in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

A copy of the Annual Report for fiscal year ended December
31, 1996, is being mailed to shareholders together with this notice.


                                 By Order of the Board of Directors,
                                 J. Mark McKinzie
                                 Vice President, Secretary
                                 and General Counsel

April 7, 1997
Indianapolis, Indiana



              MERIDIAN INSURANCE GROUP, INC.
                 2955 North Meridian Street
                        P.O. Box 1980
                 Indianapolis, Indiana 46206
                      PROXY  STATEMENT

   This  Proxy  Statement  and the form  of  proxy
enclosed herewith, which are first being mailed to
shareholders on or about April 7, 1997, are being
furnished in connection  with the  solicitation  by  the
Board of  Directors  of  Meridian Insurance  Group, Inc.
("MIGI" or the "Company") of  proxies to  be  voted  at
the Annual Meeting of  Shareholders  (the "Annual
Meeting") to be held at 2:00 p.m., Eastern Standard Time,
on May 14, 1997, in the Company's home office at  2955
North   Meridian  Street,  Indianapolis,  Indiana,  in
the Pennsylvania Room, or at any adjournment thereof.

  Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. The proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the shareholder chooses to do so. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named below and in favor of the proposal to amend the Company's
Restated Articles of Incorporation to create a new class of preferred shares. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of MIGI.

   Election of directors will be determined by the  vote
of the  holders  of  a plurality of the shares voting  on
such election.  Proposal 2 will be approved at the Annual
Meeting if  a  quorum  is  present and votes cast in
favor  of  the proposal  exceed votes cast against the
proposal.     A  proxy may indicate that all or a portion
of the shares represented by such proxy are not being
voted with respect to a specific proposal.   This could
occur, for example, when a broker  is not  permitted to
vote shares held in street name on certain proposals in
the absence of instructions from the beneficial owner.
Shares that are not voted with respect to a specific
proposal  will be considered as not present and entitled
to vote  on  such  proposal, even though such  shares
will  be considered present for purposes of determining a
quorum  and voting  on  other  proposals.   Abstentions
on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, neither broker nonvotes nor abstentions will affect the determination of whether a nominee is elected as a director or whether Proposal 2 is approved.

   The cost of solicitation of proxies in the accompanying
form will be borne by MIGI, including expenses in
connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made  on behalf of MIGI by MIGI's officers and employees in
person or by  telephone.   MIGI,  upon  request  therefor,
will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

   MIGI has only one class of shares outstanding, its Common Shares. The holders of MIGI Common Shares of record at the close of business on March 14, 1997, will be entitled to notice of and to vote at the Annual
Meeting, with each holder being entitled to one vote for each share so held. There are no cumulative voting rights.

 As  of the close of business on March 14, 1997, MIGI  had
outstanding  6,779,375 Common Shares.   A  majority  of
the outstanding shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. As of March 14, 1997, Meridian Mutual Insurance Company
("Meridian Mutual") owned 3,150,000 Common Shares, or approximately 46.5 percent of MIGI's outstanding Common
Shares.  Meridian Mutual  has advised  MIGI that Meridian
Mutual will vote its shares in favor of the election of Messrs. Barnette, Broughton, Humke, and Sams and in favor of the proposal to amend the Company's Restated Articles of Incorporation.

                             1

         BENEFICIAL  OWNERSHIP  OF  COMMON  SHARES


   The following table sets forth, as of March 14, 1997, the number and percentage of MIGI's outstanding Common
Shares beneficially owned by each director of MIGI, each executive officer listed in the Summary Compensation
Table, all directors and executive officers of MIGI as a group, and each person who is known by MIGI to own beneficially more than five percent of its Common Shares.
The persons named in this table have sole voting and dispositive power with respect to all Common Shares owned by them, unless otherwise noted.


                                                      Percent  of
Name of Individual             Shares Beneficially    Outstanding
or Identity of Group                 Owned            Common Shares

Principal Shareholder:

Meridian Mutual Insurance Co.       3,150,000             46.5%
2955 N. Meridian Street
P.O. Box 1980
Indianapolis, Indiana 46206

Union Automobile Insurance        677,000(1)               9.9%
Company
303 E. Washington Street
Bloomington, Illinois  61701

Franklin Resources, Inc.          400,000 (2)              5.9%
Charles B. Johnson
Rupert H. Johnson, Jr.
777 Mariners Island Blvd.
San Mateo, California  94404
Franklin Advisory Services, Inc.
One Parker Plaza, 16th Floor
Ft. Lee, New Jersey  07024

Directors and Officers:
Ramon L. Humke                     7,000(3)                  *
Norma J. Oman                     96,142(4)                1.4%
Harold C. McCarthy                27,475(3)                  *
Sarah W. Rowland                   2,200(3)                  *
Joseph D. Barnette, Jr.            7,000(3)(5)
*
Scott S. Broughton                21,000(6)                  *
David M. Kirr                      7,000(3)                  *
John T. Hackett                    4,500(3)                  *
Van P. Smith                       3,000(3)(7)               *
Thomas H. Sams                     2,000(8)(9)               *
Steven R. Hazelbaker              19,189(10)                 *
J. Mark McKinzie                  24,174(11)                 *
Brent Hartman                     30,407(12)                 *
Timothy J. Hanrahan               24,387(13)                 *

All directors and executive      301,966(14)               4.3%
officers as a group (15 persons)

*Beneficially   owns  less  than  one  percent   of
MIGI's outstanding Common Shares.

(1)  According to information contained in a Schedule 13G
filing with  the  Securities and Exchange Commission made
by  Union Automobile  Insurance Company ("Union") dated
December  27, 1996, Union has sole voting and sole
dispositive power  with respect to 677,000 Common Shares
beneficially owned by Union through  its wholly-owned
subsidiaries, American Union  Life Insurance   Company
and  Prairie  State  Farmers  Insurance Company.     Union
is    owned by    American    Union Financial
Corporation, whose common stock is owned 50 percent by Gregory M. Shepard and 50 percent by Tracy M.
Shepard.

(2)  Franklin Advisory Services, Inc., Franklin Resources,
Inc., Charles B. Johnson, and  Rupert H. Johnson,  Jr.,
filed a Schedule 13G with the Securities  and Exchange
Commission       in       February 1997 with  regard to
400,000 Common Shares of MIGI.  The Schedule 13G states
that those 400,000 Common Shares are beneficially owned by
one or more open  or closed-end investment companies or
other  managed accounts which are advised by direct  and
indirect investment advisory subsidiaries ("Adviser
Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such
advisory contracts grant to such Adviser Subsidiaries all
voting and investment power over      the      securities
owned by such advisory clients.  Therefore, such Adviser
Subsidiaries may     be     deemed     to     be
beneficial owners of  the  Common Shares  covered by the
Schedule 13G  filing. Charles B. Johnson and Rupert H.
Johnson,  Jr. ("Principal Shareholders") each own in
excess of     10     percent    of    the    outstanding
common stock of FRI and are the principal shareholders of
FRI.  FRI and the Principal Shareholders may be deemed  to
be  the beneficial owner of securities  held  by persons
and  entities advised by FRI or  its  subsidiaries. FRI,
the  Principal Shareholders, and each of  the  Adviser
Subsidiaries disclaim any economic  interest or beneficial
ownership  in  any  of  the Common
Shares    covered    by    the    Schedule 13G filing.

(3) Includes options to purchase 2,000 Common Shares granted under MIGI's 1994 Outside Director Stock Option
Plan.

(4) Includes 75,032 Common Shares which Ms. Oman has the option to purchase under MIGI's Incentive Stock Plan.

(5) Includes 2,000 Common Shares held by Mr. Barnette's
wife, as to      which     stock     he     shares
voting and dispositive power.

(6) In connection  with  the  Company's  acquisition  of
Citizens Security        Group        Inc.
("CSGI"), of which  Mr.  Broughton  was  President  and
Chief  Operating Officer,       Mr.       Broughton
entered     into a Consulting  Services Agreement with
the  Company  which,among other matters, provided for the
grant to Mr. Broughton of an option to purchase  20,000
Common Shares of the Company.

(7) Includes  1,000  Common Shares held  by  the  Van  P.
Smith Revocable Trust, as to which shares Mr. Smith has sole voting and dispositive power.

(8) Includes  1,000 Common Shares owned by Waldemar
Industries, Inc.,which is solely owned by Mr. Sams.

(9) Includes options to purchase 1,000 Common Shares granted under MIGI's 1994 Outside Director Stock Option
Plan.

(10) Includes 18,189 Common Shares which Mr. Hazelbaker has the option to purchase under MIGI's Incentive Stock
Plan.

(11) Includes 16,674 Common Shares which Mr. McKinzie has the option to purchase under MIGI's Incentive Stock
Plan.

(12) Includes 22,737 Common Shares which Mr. Hartman has the option to purchase under MIGI's Incentive Stock
Plan.

(13) Includes 14,173 Common Shares which Mr. Hanrahan has the option to purchase under MIGI's Incentive Stock
Plan.

(14) Includes  196,205  Common  Shares  subject  to
options   to purchase under MIGI's Incentive Stock Plan or
MIGI's 1994 Outside Director Stock Option Plan. Does not include Common Shares directly owned by Meridian Mutual of which such persons are officers or directors.

                  ELECTION  OF  DIRECTORS

   The  Board of Directors consists of ten directors
divided into  three classes of at least three directors
each,  with the  terms of one class of directors expiring
at each Annual Meeting of Shareholders.  Directors serve
for terms of three years.   It is the policy of MIGI that
at least two  members of  the  Board  of Directors will be
persons  not  otherwise affiliated with MIGI or Meridian
Mutual.
   The  terms of Messrs. Joseph D. Barnette, Jr.,  Scott
S. Broughton, Ramon L. Humke, and Thomas H. Sams will
expire at the  Annual Meeting, and Messrs. Barnette,
Broughton, Humke, and Sams have been nominated for an
additional term of three years.   The other directors
listed in the table below  have terms of office which
expire in 1998 or 1999.
   Unless otherwise instructed, proxy holders will vote
the proxies  received by them for the election of  the
nominees named  below.   If any nominee becomes
unavailable  for  any reason, it is intended that the
proxies will be voted for  a substitute  nominee
designated by the Board  of  Directors. The Board of
Directors has no reason to believe the nominees named
will  be  unable  to serve if elected.   Any  vacancy
occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

      Name                   Age            Capacity

Nominees for election as directors
with terms expiring in 2000:

Joseph D. Barnette, Jr.       57            Director
Scott S. Broughton            42            Director
Ramon L. Humke                64            Director
Thomas H. Sams                55            Director

Directors continuing in office
with terms expiring in 1999:

Harold C. McCarthy            70            Director
Sarah W. Rowland              64            Director
Van P. Smith                  68            Director

Directors continuing in office
with terms expiring in 1998:

Norma J. Oman                 49            President, Chief
                                            Executive Officer
                                            and Director
David M. Kir                  59            Director

John T. Hackett               64            Director

  Mr. Barnette has served as a director of the Company
since 1988.   Mr.  Barnette  is  the Chief Executive
Officer  and Chairman  of the Board of Bank One, Indiana,
NA,  and Banc One Indiana Corporation.  He also serves as a
director of IPALCO Enterprises, Inc.
   Mr. Broughton has served as a director of MIGI since
July 31,  1996.   Mr. Broughton was President and Chief
Operating Officer  of  CSGI and its insurance subsidiaries
from  1992 through  July  1996 when those companies  were
acquired  by MIGI.   Since  August 1996, he has been
Chairman  and  Chief Executive  Officer of VIS'N, Inc., of
Red  Wing,  Minnesota, which provides claims and
information technology services to property and casualty
insurance companies.
   Mr. Humke has served as a director of MIGI since 1987
and as Chairman since 1992.  He is also Chairman of the
Board of Directors  of  Meridian  Mutual.  Mr.  Humke  has
been  the President,  Chief  Operating  Officer,  and  a
director  of Indianapolis Power and Light Company since
1990.  Mr.  Humke is   also  a  director  of  IPALCO
Enterprises,  Inc.,  LDI Management, Inc., and NBD Bank,
N.A.
   Mr.  Sams  has served as a director of the Company
since 1994.  Mr. Sams has been President, Chief Executive
Officer, and  a  director of Waldemar Industries, Inc., an
investment holding company in Indianapolis, Indiana, since
1967.  He is also a director of NBD Bank, N.A., IPALCO
Enterprises, Inc., and Mid-America Capital Resource, Inc.
  Ms. Oman was elected President and Chief Executive
Officer of  MIGI  in  1991,  having  served  as  an
Executive  Vice President  since  1990.   She  became
President  and  Chief Executive  Officer  of Meridian
Mutual  and  Meridian Security  Insurance  Company
("Security")  in  1990                            after
functioning as an executive officer of both companies since 1983. Ms. Oman has served as a director of MIGI since 1991 and is also a director of Meridian Mutual and Bank One, Indianapolis, NA.

  Mr. Kirr has served as a director of MIGI since 1992.
Mr. Kirr  has  been the President of Kirr, Marbach &
Company,  a Columbus, Indiana, investment advisory firm,
since      1975.
   Mr. Hackett has served as a director of the Company
since 1992  and  is  also  a director of Meridian
Mutual.
Since  1991, Mr. Hackett has been a Managing General
Partner of  CID Equity Partners, L.P., a venture capital
firm.   Mr. Hackett also serves as a director of Ball
Corporation, Irwin Financial Corporation, and Wabash
National Corporation.

   Mr.  McCarthy has served as a director of MIGI since
1986 and  is also a director of Meridian Mutual. Mr.
McCarthy is now retired but previously served as President and Chief Executive Officer of the
Company,  Meridian Mutual, and Security.

 Ms. Rowland has served as a director of the Company since
1994 and is also a director of Meridian Mutual. Ms.
Rowland was elected Chief Executive Officer and Chairman
of the   Board  of  Rowland Design, Inc.,  an
Indianapolis,  Indiana, interior design and  space
planning firm  in  1993.   From 1968 to 1993, Ms. Rowland
served  as President  and  Chief  Executive  Officer  of
The   Rowland Associates, Inc.  She also is a director of
NBD Bank,  N.A., and IPALCO Enterprises, Inc.

   Mr. Smith has served as a director of MIGI since 1993 and is also a director of Meridian Mutual. Since
1963, Mr. Smith has been the Chairman of the Board of Ontario Corporation, a holding company headquartered in Muncie, Indiana, whose subsidiaries provide metallurgically based services, computer software, and computer hardware component manufacturing.
Mr. Smith also serves as a director of Lilly Industries, Inc., CINergy Corp., and P.S.I. Energy, Inc.


               BOARD  OF  DIRECTORS'  MEETINGS

 During  1996,  the  MIGI  Board  of  Directors  held  six
meetings.  During 1996, each director attended at  least
75 percent  of  the  aggregate of  (1)   the  total
number  of meetings of the Board of Directors and  (2) the
total number of  meetings  held  by all committees on
which  he  or  she served, with the exception of
Mr. Smith.  The Board of   Directors  has  an  Audit
Committee,  a  Finance  and Investment  Committee, a Compensation
Committee,  a Pooling Agreement  Committee, and a Nominating
Committee, each of which normally holds joint meetings with similar committees of the Meridian Mutual Board of Directors.

   The  Audit Committee held four meetings during 1996.
It presently consists of Messrs. Barnette, Hackett, and
Humke. The Audit Committee reviews and acts on reports to
the Board with respect to various auditing and accounting
matters, the scope  of the audit procedures and the
results thereof,  the internal accounting and control
systems of MIGI, the  nature of services performed for
MIGI by and the fees to be paid to the   independent
auditor,  the  performance   of   MIGI's independent   and
internal  auditors  and  the accounting
practices  of MIGI.  The Audit Committee also recommends
to the  Board  of  Directors  the  independent  auditor
to  be appointed by the Board.  As discussed under
"Description  of Pooling   Agreement,"  the  Audit
Committee monitors the parties' relationships under the pooling agreement.

  The Compensation Committee, currently comprised of
Messrs. Smith,  Humke,  and Sams, met twice during 1996.
The  main functions  of this committee are to establish
and administer the   executive  compensation  program  and
any   incentive compensation  plans and also to review
salary and employee benefit programs. A committee composed of Messrs. Smith, Humke, and Sams also administers the 1996 Employee Incentive Stock Plan.

  The Finance and Investment Committee presently consists
of Directors  Barnette, Hackett, Humke, Kirr,  and  Oman.
The committee  held  four  meetings  during  1996.    The
main functions of the Finance and Investment Committee are to establish investment policy and guidelines and to review and approve any investment transactions of MIGI.
    The  Nominating  Committee  presently  is  composed
of Directors  Humke,  McCarthy, and Oman and  met  once
during 1996.   The  Nominating Committee recommends  to  the
Board candidates for nomination as directors. The committee will consider nominees recommended by shareholders for election to the Board of Directors. The names of such nominees, accompanied by relevant biographical information, should be submitted to the Secretary of MIGI.

   The  Pooling  Agreement Committee presently  consists
of Messrs. Barnette, Hackett, Humke, and Kirr but did not
meet during  1996.   At the request of the Audit
Committee,  the Pooling Agreement Committee, together with
Meridian Mutual's Pooling  Agreement Committee, will
review the  relationships among  the parties under the
pooling agreement and determine whether
the   percentage  participation  of  the   parties
continues to bear an appropriate relationship.

         CERTAIN  RELATIONSHIPS  AND  TRANSACTIONS

   MIGI  was  formed by Meridian Mutual in 1986  and  was
a wholly-owned subsidiary of Meridian Mutual until March
1987. At  that time MIGI sold 1,700,000 Common Shares in a
public offering, which reduced Meridian Mutual's ownership of MIGI's outstanding Common Shares from 100 percent to approximately 65 percent.  On May 5, 1993, MIGI completed a public  offering of an additional 1,725,000  Common
Shares, thereby  reducing  Meridian  Mutual's  ownership
of MIGI's outstanding Common Shares to approximately 46.8 percent. On July 31, 1996, the Company acquired CSGI and its property and casualty insurance subsidiaries, Citizens Fund Insurance Company ("Fund") and Insurance Company of Ohio
("ICO"),  and became  affiliated with Citizens Security
Mutual  Insurance Company  ("CSM").   References in this
Proxy  Statement  to "Citizens Security Group" include
Fund, ICO, and CSM.

   MIGI's  operations through its wholly-owned
subsidiaries, Security,  Fund,  and  ICO,   are  interrelated
with the operations of CSM and Meridian Mutual, an Indiana mutual property and casualty company. MIGI believes that its various transactions with Meridian Mutual and CSM, which are summarized herein, have been on terms no less favorable to MIGI than the terms that could have been negotiated with an independent third party.

   MIGI  obtains  the  majority of  its  insurance
business pursuant  to  a pooling agreement with Meridian
Mutual  and CSM.   In addition, through 1996, Meridian Mutual
provided the  facilities,  employees and most  services  required
to conduct  the  business  of MIGI.   During  1996,  MIGI
paid $293,633 to Meridian Mutual for administrative and other services provided to MIGI.

 In connection with the Company's acquisition of CSGI, the
Company  entered into a Consulting Services  Agreement
with Mr.  Scott Broughton.  The Consulting Services
Agreement is effective for a five-year period ending July 31, 2001, and provides that MIGI shall pay Mr. Broughton a consulting fee of $175,000 per year in exchange for his consulting services and  advice  regarding  the  Citizens  Security
Group,    as requested  by the Company.  In the event of Mr.
Broughton's disability or death prior to July 31, 2001, the Company will continue to make the payments to Mr. Broughton or his estate.
   VIS'N, Inc., of which Mr. Broughton is Chairman and
CEO, has  agreements with the Citizens Security Group to
provide claims handling and information technology
services to those companies. From the date of their acquisition by MIGI through the end of 1996, the Citizens Security Group paid VIS'N, Inc. $389,008 under the information technology services agreement, which could be terminated immediately for the reasons specified therein or will
expire July  31, 1999.   For  the  same  period  during
1996, the Citizens Security Group paid VIS'N, Inc. $1,242,713 for claims handling and administration. The claims
administration agreement   is   terminable  by  Citizens
Security Group immediately for the reasons specified in the agreement or after July 31, 1999, at the election of Citizens Security Group. The fees paid to VIS'N under these
agreements  are lower   that   what  Citizens  Security  Group
has spent historically for these services.

Description  of  Pooling  Agreement

   Since  January  1, 1981, MIGI's wholly-owned
subsidiary, Security, has  been a  party  to  a  reinsurance pooling agreement with Meridian Mutual covering all of the
property and  casualty  insurance written by the parties.
With  the acquisition of Citizens Security Group Inc., and
affiliation with  CSM,  the  reinsurance pooling agreement
was  amended effective August 1, 1996, to also include all the property and  casualty  insurance  written by  CSM,  Fund,  and
ICO. Consequently, all premiums, losses, loss adjustment
expenses and the underwriting and administrative expenses
of Meridian Mutual,  Security, CSM, Fund, and ICO are
shared  among  the parties  in  accordance  with the
participation  percentages established under the pooling
agreement: 74 percent for  the Company's insurance
subsidiaries, 22 percent  for  Meridian Mutual,   and  four
percent for  CSM.   The participation percentages  were  fixed  with
reference  to  the relative historical net written  premiums   of   the
companies. Therefore, each company's relative share of underwriting revenues (and losses and expenses) was not significantly altered as an immediate result of the acquisition. The previous participation percentages of 74% for Security and 26% for Meridian Mutual were established effective
May 1, 1993, following the receipt by Security of $18 million in proceeds from the second public offering of Common Shares by the Company.

The  Boards of Directors of the Company and Meridian
Mutual have  delegated  to  their respective Audit
Committees  the responsibility  of  monitoring  the
parties'  relationships under  the pooling agreement
pursuant to such procedures  as those  committees  may
deem necessary and appropriate.  The
Audit  Committee  of  the Company is  comprised  of
Messrs. Barnette, Hackett, and Humke; the Audit Committee
of  Meridian Mutual is comprised of Messrs.  Hackett,
Humke, and  James  D. Price, a member of the Board of
Directors  of Meridian  Mutual  who is not otherwise
affiliated  with  the Company.  The
Audit Committees have established  guidelines
for   reviewing  the  participation  percentages  at
least annually and  for referring  to  the  Pooling   Agreement
Committees  of  MIGI  and Meridian Mutual  any  decision
to change the  participation  percentages.   MIGI's
Pooling Agreement Committee consists of Messrs. Barnette, Hackett, Humke, and Kirr while Meridian Mutual's Pooling Agreement Committee is composed of Mr. Hackett, Mr. Humke, and
Ms. Oman.   Future  events that could affect  the
participation percentages among the parties include, among others, the receipt by Meridian Mutual of dividends on the Common Shares of the Company held by it, changes in the capital structure or asset values of Meridian Mutual, Security, CSM, Fund, or ICO, different effective rates of income taxation, or other factors which disproportionately affect the surplus of the companies.

  The Company and Meridian Mutual have conflicting
interests with  respect to the establishment of  the
respective ratios of the  parties under the pooling agreement, the allocation of  expenses not related to insurance underwriting,
business and   investment   philosophies,  profit  objectives,
cash management, dividend policy and possibly other matters.
The business  and operations of the Company are integrated
with and dependent upon the business and operations of  Meridian
Mutual.   Management  of  Meridian Mutual  determines
which expenses  are  associated with underwriting operations
(and therefore  shared   by  the  parties  under   the
pooling agreement), and also selects and values the assets and liabilities transferred among Meridian
Mutual, Security, CSM, Fund, and ICO pursuant to the pooling agreement. The pooling agreement contains no specific provisions regarding the procedures to be followed in making these decisions.

 In  arriving  at  decisions involving  matters  in  which
Meridian   Mutual   has  an  interest,  the   directors
of the  Company will be governed by their fiduciary  duties
to the  Company  and its shareholders, but those directors
who also  are  directors of Meridian Mutual also  owe
fiduciary duties to the policyholders of      Meridian
Mutual, and  no procedures have been established under
which those decisions would be made by disinterested
directors.  The terms of  the pooling  agreement preclude
conflicts which could  arise  in deciding  which  risks
are to be insured  by  each  of  the participants by
making the results of the operations of  all the
participants  dependent on the  results  of  the  total
business  covered  by  the pooling agreement.   Because
the pooling  agreement covers all of the property  and
casualty business  of  the  parties, all  the   companies
will have identical underwriting ratios from the pooled business as long as the pooling agreement remains in effect.

   The pooling agreement has no fixed term and provides that it is to remain in force with respect to any party to the agreement until canceled by the mutual consent of Meridian Mutual and the party wishing to terminate the agreement. The pooling agreement may be amended or terminated without the necessity of a vote by the shareholders of the Company. In the event of termination of the pooling agreement, the terminating party would transfer back to Meridian Mutual the liabilities ceded to it by Meridian Mutual and Meridian Mutual would transfer back to the terminating party the liabilities ceded to it by said terminating party, and each party would receive from the other assets in an amount equal to the amount of the policy liabilities received by it. If the pooling agreement had been terminated at the end of February 1997, approximately 12 percent of the assets and liabilities subject to the pooling agreement would have been transferred to the Company's insurance subsidiaries. The Company would continue to own all of the outstanding Common Shares of Security, ICO, and Fund.

  The approval of the Indiana, Minnesota, and Ohio
Insurance Commissioners   is  required  to  change  the
participation percentages of the parties to the pooling agreement or to terminate the pooling agreement; however,
the  requirement for   such approvals is  for  the protection of
the policyholders  of  Security, Fund, ICO,  CSM,
and  Meridian Mutual  and not for the protection of shareholders
of  the Company. The Company   intends   that  its   insurance
subsidiaries  will  continue  their  participation  in   the
pooling agreement,  absent  some  unforeseen   change   in
circumstances.

                         EXECUTIVE  COMPENSATION

   All of the Company's officers also serve as officers of Meridian Mutual. The following table sets forth information with respect to the aggregate compensation paid during each of the last three years by the Company and Meridian Mutual to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus, for their services to both the Company and Meridian Mutual, exceeded $100,000 during 1996. Annual compensation includes amounts deferred at the officer's election.

                            Summary Compensation Table

                                                Long-Term Compensation
                          Annual Compensation    Awards   Payouts

                                                    Securities
                                            Other   Under-           All
                                            Annual  lying     LTIP  Other
                                            Compen- Options/  Pay-  Compen-
Name and                   Salary   Bonus   sation  SARs      outs  sation
Principal            Year   ($)    ($)(1)   ($)(2)  ($)(3)   ($)(4) ($)(5)
Position


Norma J. Oman        1996 $268,846   -0-    $ 97,566   -0-   -0-    $110,319
President/Chief      1995  258,558 $260,000  135,656   -0-   -0-     122,377
Executive Office     1994  244,904  247,500   73,095 75,032  $71,250   2,700

Steven R. Hazelbaker 1996  129,423   -0-       -0-     -0-   -0-       3,883
Vice President       1995  124,423   87,500    -0-     -0-   -0-       1,499
Chief Financial      1994  108,077   25,000    -0-     -0-   -0-       -0-
Officer and Treasurer

Brent Hartman        1996  128,846   -0-      1,900    -0-   -0-      16,913
Senior V.President   1995  118,846  96,000    2,813    -0-   -0-       9,718
                     1994  100,346  88,000   38,333  22,737  47,500    1,806

J. Mark McKinzie     1996  119,423   -0-     64,871    -0-   -0-       3,583
Vice President       1995  114,423  80,500    8,292    -0-   -0-       2,746
Secretary and        1994  109,423  66,000   42,889  16,674  47,500    1,970
General Counsel

Timothy J. Hanrahan  1996  103,538   -0-     66,723    -0-   -0-      14,124
Vice President       1995  112,251  60,000   29,945    -0-   -0-       4,141
                     1994   93,156  56,100   38,828  14,173  47,500    1,676

(1) The bonuses reflect cash earned during the fiscal year and paid during the next fiscal year.

(2)              The 1996 Other Annual Compensation includes
a)   the   pay-out   for  termination   of   executive
car allowance   program:   Ms.  Oman,  $45,000;  Mr.
McKinzie, $35,000; and Mr. Hanrahan, $35,000; and
b) tax reimbursement payments of $44,434, $1,900, $29,419, and $28,478 for Ms. Oman, Mr. Hartman, Mr. McKinzie,
and  Mr.  Hanrahan,  respectively.  The  1995  Other
Annual Compensation    reports  a) tax reimbursement  payments
of $14, 389,  $1,638,  $7,117, and $8,993  for Ms. Oman, Mr.
Hartman, Mr.  McKinzie, and  Mr.  Hanrahan, respectively, and
b) the taxable portion of   exercised  stock  options, that
being   the difference between the fair market value of
the stock on the date  of exercise and the
option price amounting to  $121,267, $1,175, $1,175, and
$20,952 for Ms. Oman,  Mr. Hartman, Mr.   McKinzie,   and
Mr. Hanrahan, respectively. The 1994 Other Annual Compensation reports tax reimbursement payments.

(3) Options to acquire Common Shares granted pursuant to the Employee Incentive Stock Plan.

(4)   In  1994 under a December 1992 restricted stock
grant, Ms.   Oman  and  Messrs.  McKinzie,  Hartman,
and Hanrahan  became  vested in 6,000, 4,000, 4,000,  and
4,000 Common Shares, respectively, valued          at
$11.875  per share on the vesting date.

(5)   For  1996,  consists  of  Meridian  Mutual's
matching contributions of $4,500, $3,883, $3,865,  $3,583,
and $3,106  to the Section 401(k) deferred compensation
accounts of   Ms.  Oman,  Mr.  Hazelbaker, Mr.
Hartman,   Mr. McKinzie, and Mr. Hanrahan, respectively;
and accruals under the Supplemental Retirement
Income Plan of $105,819, $13,048,   and  $11,018  for  the
accounts  of  Ms. Oman, Mr.  Hartman,  and  Mr. Hanrahan,
respectively. For 1995, consists  of  Meridian Mutual's
matching contributions of $3,600, $2,852, $1,499, $2,746, and
$2,334 to the Section 401(k) deferred compensation accounts of Ms.
Oman, Mr. Hartman, Mr. Hazelbaker,   Mr.   McKinzie,
and Mr.   Hanrahan,   respectively;  and  accruals   under
the Supplemental  Retirement  Income  Plan  of
$118,777, $6,866,  and  $1,807  for  the accounts  of  Ms.
Oman,  Mr. Hartman, and Mr. Hanrahan,
respectively.  For  1994, consists  of  Meridian  Mutual's
matching  contributions  of $2,700,  $1,970,
$1,806, and $1,676 to the  Section 401(k)  deferred
compensation accounts of  Ms.  Oman,   Mr. McKinzie,
Mr. Hartman, and  Mr. Hanrahan, respectively.

   The officers of MIGI serve at the discretion of the
Board of  Directors which elects the officers for a  term
of  one year.   There is no family relationship between
any  of  the officers of the Company.
   Mr. McKinzie, age 43, has been an attorney for MIGI, Meridian Mutual, and Security since 1989, serving as General Counsel and Secretary of all three companies since 1992. He was elected a Vice President of the Company, Meridian Mutual, and Security in 1993.

   Mr.  Hartman, age 49, was elected a Senior Vice
President of  MIGI,  Mutual,  and Security  in  1995.   He
was elected a Vice President of MIGI in 1994 and a Vice President of Meridian Mutual and Security in
1993.

Mr. Hartman has been employed by Meridian since 1976.

   Mr.  Carl W. Buedel, age 50, was elected a Vice
President of MIGI in 1994 and a Vice President of Meridian Mutual and Security in 1990. Currently serving as
Director of the Commercial Lines Division, Mr. Buedel has been a Meridian employee since 1981.

  Mr. Hanrahan, age 51, was elected a Vice President of MIGI in 1994 and has been a Vice President of Meridian
Mutual and Security  for  more  than the past five years.
A Meridian employee since 1981, Mr. Hanrahan is Director of Strategic Business Development.

   Mr.  Hazelbaker,  age  41, was  elected  Chief
Financial Officer  and  Treasurer of MIGI,  Meridian
Mutual, and Security in 1994 and a Vice President of all three
companies in  1995.   From 1987 until joining the Company
in 1994,  he was a partner with Coopers & Lybrand L.L.P.

      AGGREGATED  OPTION/SAR  EXERCISES  IN  1996  AND
             1996  YEAR-END  OPTION/SAR  VALUES

The  following table sets forth information with respect
to the        executive         officers      named
in     the Summary  Compensation Table for unexercised options
held at December 31, 1996. The named executive officers did not exercise any options during 1996. The Company does not have any outstanding stock appreciation rights.



                                     Number of Securities  Value of Unexercised
                                     Underlying            In-The-Money
                                     Unexercised           Options/SARs
                                     Options/SARs at       at Fiscal Year
             Shares                  Fiscal Year End(#)    End ($)(2)
             Acquired      Value     Exercisable(E)/       Exercisable(E)/
Name         on Exercise   Realized  Unexercisable(U)      Unexercisable(U)
                (#)         ($)(1)

Norma J. Oman  -0-          -0-         50,021 E           $ 143,810  E
                                        25,011 U              71,907  U

Steven R.      -0-          -0-         12,126 E              34,862  E
Hazelbaker                               6,063 U              17,431  U

J. Mark
McKinzie       -0-          -0-         11,116 E              31,959  E
                                         5,558 U              15,979  U
Brent
Hartman        -0-          -0-         15,158 E              43,579  E
                                         7,579 U              21,790  U
Timothy J.
Hanrahan       -0-          -0-          9,448 E              27,163  E
                                         4,725 U              13,584  U

(1)                  Aggregate  market value of  the  Common
Shares covered by the option less the aggregate price paid by the executive.

(2)                  Amounts reflecting gains on outstanding
options are based on the December 31, 1996, closing stock price which was $14.75.

Pension Plan

   Through 1996, Meridian Mutual maintained for the
benefit of  eligible  employees  a defined  benefit
pension   plan, designated as The Meridian Mutual
Insurance Company  Pension Plan.   (Effective January 1,
1997, the Company became the employer of all Meridian employees and adopted all Meridian Mutual employee benefit plans, including this pension plan.) Under the plan, all Meridian employees completing more than 1,000 hours of employment in a 12-month period become eligible to participate in the plan. The following table sets forth the range of estimated annual benefits  payable upon
retirement  for  graduated levels  of  average  annual
earnings  and  years  of  service for  employees  under
the pension  plan, based on retirement at age 65 in1997.
The annual   earnings  can  not  exceed  the  $160,000   maximum
compensation limit for purposes of pension calculations.
                    PENSION  PLAN  TABLE
                                     Years  of  Service
Remuneration         15        20      25      30        35
  $120,000        $28,753   $38,337  $47,921 $57,506   $67,090
   200,000         39,253    52,337   65,421  78,505    91,590
   250,000         39,253    52,337   65,421  78,505    91,590
   350,000         39,253    52,337   65,421  78,505    91,590
   450,000         39,253    52,337   65,421  78,505    91,590
   550,000         39,253    52,337   65,421  78,505    91,590
   650,000         39,253    52,337   65,421  78,505    91,590

  The plan provides a pension annuity beginning at age 65 of
1.125 percent of the employee's final monthly earnings (the employee's average monthly base pay during his or her five highest consecutive salary years out of the last ten) for each year of credited service, plus .625 percent of the employee's final monthly earnings in excess of the monthly Social Security covered compensation, if any, for each year of credited service (calendar years during which the employee completes at least 1,000 hours of employment) to a maximum of 35 years. There are also provisions for delayed retirement benefits, early retirement benefits, disability and death benefits, optional methods of benefit payment, payments to an employee who leaves after a certain number of years of service, and payments to the employee's surviving spouse. Early retirement benefits are available after age
55. Benefits listed in the table are computed based on a straight life annuity and are not subject to any deduction for Social Security or other offset amounts. The individual maximum annual benefit allowed under Section 415 of the
Internal Revenue Code is $125,000 for 1997. The compensation covered by the plan consists of salary and cash bonus, which for 1996 for the executives named in the Summary Compensation Table amounted to: Ms. Oman, $617,055; Mr. Hazelbaker, $216,923; Mr. Hartman, $224,846; Mr. McKinzie, $263,967; Mr. Hanrahan, $224,674.

   The estimated credited years of service for each of the individuals named in the Summary Compensation Table as of January 1997 are as follows:

                                           Estimated  Years
                                            of Credited
                                            Service

    Norma J. Oman                               23
    Steven R. Hazelbaker                         3
    J. Mark McKinzie                             8
    Brent Hartman                               21
    Timothy J. Hanrahan                         16

Supplemental  Retirement  Income  Plan

   The Supplemental Retirement Income Plan (the "Plan")
was established  for certain Meridian employees who
participate in      the Meridian Mutual Insurance Company
Pension Plan  (now the Meridian Insurance Group, Inc. Pension
Plan), solely for the   purpose  of  providing  benefits  in
excess of the limitations imposed by Section 401(a)(17) and Section 415 of the Internal Revenue Code on plans to which those
Sections apply.   The Supplemental Retirement Benefit
payable  to  an eligible Participant in the form of a
straight life  annuity over the lifetime of the
Participant only, commencing on his
or  her  Normal  Retirement Date, shall be a monthly
amount equal  to  the difference between (a) the monthly
amount  of the   Qualified  Plan  Retirement  Benefit  to
which   the Participant  would  have been entitled under  the
Qualified Plan, if such Benefit were computed without giving effect to the limitations on benefits imposed by
Section 401(a)(17) and Section 415 of the Code, and (b) the monthly amount of the Qualified Plan Retirement
Benefit actually payable to the Participant under the Qualified Plan.

  The following table sets forth the Supplemental
Retirement Benefit  payable  upon retirement for
graduated  levels  of average   annual   earnings  and
years   of   service    for Participants under the Plan, based on
retirement at age 65 in 1997. The benefits in the table are not subject to any deduction for Social Security or other offset amounts. The 1996 compensation covered by the Plan for the executives named in the Summary Compensation Table is listed above under the caption "Pension Plan," as are the estimated years of credited service for the same individuals.

       Supplemental  Retirement  Income  Plan  Table

                                Years  of  Service
Remuneration      15            20       25        30        35
$170,000         $  2,625   $ 3,500  $ 4,375   $  5,250   $ 6,125
 200,000           10,500    14,000   17,500     21,000    24,500
 250,000           23,625    31,500   39,375     47,250    55,125
 350,000           49,875    66,500   83,125     99,750   116,375
 450,000           76,125   101,500  126,875    152,250   177,625
 550,000          102,375   136,500  170,625    204,750   238,875
 650,000          128,625   171,500  214,375    257,250   300,125

Executive  Bonus  Compensation  Plan

   Meridian  maintains  a bonus compensation  plan  for  key
executive employees.  Plan participants are chosen each year by  the  President, subject to approval of the
Compensation Committees  of  the  Meridian  Mutual  and
MIGI  Boards  of Directors.   The  purpose  of  the  plan
is  to   establish compensation commensurate   with
corporate      performance compared  to goal.  Criteria for
determining bonus payments generally are established prior to the commencement of each year. The performance measure for
1996 was the combined pretax  net  income  of  Meridian
Mutual  and  Security,  with graduated  amounts  of  cash
bonuses  payable  if  Meridian Mutual's  and  Security's
financial  performance  met     the threshold level of 80 percent
of goal or exceeded it up to a maximum of 120 percent of goal.
The performance measure for 1997 is the combined pre-tax net income of Meridian Mutual, Security, and Citizens Security
Group (composed of CSM, Fund, and ICO), with graduated amounts of cash bonuses payable if these companies' combined financial performance meets the threshold level of 80 percent of goal or exceeds it up to a maximum of 120 percent of goal. Performance relative to the predetermined goals is evaluated as soon as practicable after the close of the year. Actual bonus awards are determined on the basis of this evaluation and paid in cash.

               COMPENSATION  COMMITTEE  REPORT
                ON  EXECUTIVE  COMPENSATION

   The  Compensation Committee of MIGI's Board of
Directors, together with the Compensation
Committee of  Meridian  Mutual,  is responsible for  establishing
and administering the executive             compensation
program for MIGI executives, all of whom were Meridian Mutual employees during 1996. (Effective
January 1, 1997, the Company became the employer of all Meridian employees.) Both of these Compensation
Committees are composed entirely of directors who are not employees of the Company.

Compensation  Policy
   The  goal of MIGI's executive compensation policy  is
to attract,  motivate and retain competent personnel,
while  at the  same  time ensuring an appropriate
relationship  exists between  executive pay and the
performance of  the  Company. In
establishing  the  base  salary  portion  of  executive
compensation,  the Committee gives significant
consideration to factors    such   as   maintaining    the
Company's competitiveness, establishing efficient and effective use of Company  resources, preserving the Company's  good
standing with  regulatory and rating agencies, overseeing
development of adequate  loss reserves, managing daily
operations,  and developing and achieving long-term and strategic objectives, but  the Committee has assigned no relative
weights to these factors.
Through bonus compensation plans,  the  Committee
seeks  to  reward the attainment of targeted  income
goals. The  Compensation  Committee's philosophy  is  to
slow  the growth  in  base salary while putting a greater
portion  of total compensation  at  risk  through  the   bonus
plan.  Additionally,  the  Committee seeks to provide  equity-
based incentives to further motivate executives over the
long term to respond  to MIGI's business challenges and
opportunities as  owners  rather  than  just  as  employees.   It  is
the intention of the Compensation Committee that executive annual compensation shall continue to be tax deductible to the Company.

    In   determining   appropriate   levels   of executive
compensation, the Compensation Committee annually
evaluates salary surveys   produced   by  independent
compensation consulting  firms.   For the positions  of  Chief
Executive Officer  and  Chief Financial Officer, the
surveys  provide data  to compare the Company with other
insurance companies, as well  as across all industries, based
upon a  number  of parameters,   including  comparable  asset  levels,
direct written  premiums,  and  net written  premiums.
For  other executive  positions, salary surveys comparing
the  Company with  other insurance companies of similar
asset and premium levels  are  utilized.   Some  of  the
insurance  companies participating  in  the salary surveys
are  included  in  the Total Return Industry Index for
Nasdaq Insurance Stocks,  as shown  in  the
Stock  Performance  Chart  of  this   Proxy
Statement.

  The cash bonus compensation plan is the vehicle by which executives can earn additional compensation, depending on the attainment by Meridian Mutual and Security of certain levels of annual pre-tax income. See "Executive Bonus
Compensation Plan." The size of the cash bonus awarded as a percentage of base salary is benchmarked annually against the salary surveys and other information provided by independent compensation consulting firms.

   The  Company's  long-term incentive program  consists
of grants  made under the Employee Incentive Stock Plan.
This plan provides for the grant of incentive stock
options, nonqualified  stock options, appreciation rights
and restricted stock  awards to key Meridian employees.
In early 1994 the Compensation Committee adopted a long-term incentive plan designed by an outside consultant. Under this plan each member of the executive group received options which have a ten-year term and became exercisable in one-third increments in March of 1995, 1996, and 1997. The size of the  option grant was a percentage of the
individual's base salary, with separate  percentages
applicable  to  the  Chief  Executive Officer,  Senior
Vice President, and  all  other  executive officers,
again   commensurate   with   the   amount
of responsibility for their positions. In establishing the size of the grants, the Committee considered outstanding options granted in 1991 and observed market practices for similar positions in stock insurance companies, some of which are included in the Total
Return Industry Index  for Nasdaq Insurance Stocks.

Bases  for  CEO  Compensation

  The Company's total revenues in 1996 were a record high
of $186.6  million, a 16.7 percent increase over 1995's
$159.8 million.   The 1996 total includes five months  of
premiums and  investment  income  from the  Citizens
Security  Group companies which were acquired on July 31,
1996.  Aside  from the  increase in premium volume
attributable to the Citizens Security  Group,  premiums
earned by the Meridian  operation increased  approximately
6.1 percent, or $8.8 million, over the 1995 total. The Company's net income for 1996 was $5.8 million, or $0.86 per common share, as compared to a recordhigh $11.6
million, or $1.72 per common share, in 1995.  The 1996
results were negatively impacted by a series of severe
storms  that produced an unusually large volume of
property damage claims throughout the Company's operating territory. The after-tax impact of catastrophe and
other  weather-related non-catastrophic  claims  is   estimated
to   be approximately   $1.17  per  share  in  1996,   compared
to approximately $0.42 per share in 1995. The 1996 catastrophe losses represent the largest catastrophe loss total in the Company's history.

   The  Chief Executive Officer's base salary was
increased during 1996 to reward individual accomplishments
during 1995 in,  among  other  things, further
streamlining  operations, improving  service  to
customers,  expanding  markets
and achieving    other   long-range   business   and
operating objectives,  without assigning relative
weights  to  these factors.   The  new base salary was
below the average for chief executive officers of insurance companies with direct and net written premiums over $200 million and below the average for chief executive officers of similarly-sized companies across all industries.

 As described above, bonus compensation is tied to the attainment of corporate performance goals. Because the 1996 combined pre-tax net income of Meridian Mutual and Security did not meet the level established under the executive bonus compensation plan, Ms. Oman did not receive a bonus under that plan for 1996 results. Ms.
Oman's below-average base salary, combined with the absence of a cash bonus, produced a total compensation package lower than the average paid to chief executive officers of the comparison companies. This illustrates the Compensation Committee's philosophy to place a greater portion of total compensation at risk through the bonus plan.

Compensation  of  Other  Executive  Officers

  With respect to compensation of other executives of the
Company, the Compensation Committee utilizes salary
surveys by independent consultants to establish base
salaries. During 1996, the executives' base salaries were
adjusted relative to the assignment of internal
responsibility, to their individual contributions to the
Company's performance, and to the results of the latest
salary surveys, without applying relative weights to these
factors.  These salaries are below the competitive range
of those persons holding comparably responsible positions
at similarly-sized insurance companies, both regionally
and nationally; however, the bonus opportunities for the
Company's executives are greater than those offered by the
competition.  The Compensation Committee's philosophy is
to put the bonus award at risk and to compensate for that
risk with a slightly-higher-than-average total
compensation package when the bonus is earned.
   Because  the 1996 combined pre-tax net income of
Meridian Mutual  and  Security was below the level
established  under the  executive  bonus  compensation
plan,  the  Compensation Committee  did  not award cash
bonuses under that  plan  for 1996  results.   In  the
absence  of  a  bonus,  the  total compensation  paid to
the executives listed in  the  Summary Compensation  Table
was lower than the comparison  companies surveyed,
demonstrating   the Compensation Committee's
commitment to the philosophy of putting a significant portion of executive compensation at risk.

MIGI Compensation Committee       Meridian Mutual Compensation
Committee

Van P. Smith, Ramon L. Humke, &     Van P. Smith, Ramon L. Humke &
Thomas H. Sams                      Martha D. Lamkin

Stock  Performance  Chart

   The following chart compares the yearly percentage change in the cumulative total stockholder return on the
Company's Common  Shares  during the five fiscal years
ended December 31, 1996, with the cumulative total return of the Center for Research in Securities Prices (CRSP)
Total Return Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Industry Index for
Nasdaq Insurance  Stocks.   The comparison assumes $100
was invested on December 31, 1991, in the Company's Common Shares and in each of the foregoing indices and
assumes reinvestment of dividends.   The  CRSP Total
Return  Industry   Index for Nasdaq Insurance  Stocks
includes all insurance companies quoted on the Nasdaq
stock market  within  the  SIC codes 631 and  633.   Upon
written request to MIGI's Secretary, the Company will undertake to make accessible the identity of those companies listed on the Nasdaq insurance stock index.

In  the Proxy Statement mailed to Company Shareholders,
this space   will   contain  a  graph  depicting  the
following information.

                         NASD Total     NASD
Year     MIGI       Market (US)    Insurance Stocks
1991  100.00%      100.00%          100.00%
1992  146.48       116.38           135.34
1993  157.64       133.60           142.15
1994  150.33       130.59           136.26
1995  222.28       184.67           193.56
1996  225.19       227.16           220.57

Compensation  Committee  Interlocks  and  Insider
 Participation

   The  Company's Compensation Committee consists of Van
P. Smith, Thomas H. Sams, and Ramon L. Humke, Chairman of the MIGI Board of Directors. The bylaws of the Company provide that the Chairman of the Board is an officer of the Company, but Mr. Humke is not an employee of the Company.

Change  in  Control  Agreement
   The  Board  of Directors of Meridian Mutual approved
the execution  of  a  Change in Control Agreement
("Agreement") between  Meridian Mutual and Ms. Oman and
Mr.  McKinzie on March  18,  1992,  and between Meridian Mutual and Messrs. Hartman  and  Hazelbaker  on  June  29,  1994.
Under the Agreement,  a  "change in control" shall  have
occurred if there is a merger or consolidation to be reported to the Indiana Department of Insurance or if "(a) any
person  or entity, other than a trustee or fiduciary
holding securities under an employee benefit plan of the
Company, is or becomes the beneficial owner, directly or
indirectly, of the Company representing  fifty percent
(50%) or more  of  the  combined voting  power  of  the
Company's  then  outstanding  voting securities (in the
event of a demutualization); (b) there is a         merger
or consolidation of the Company in which the Company does not survive as an independent Company; (c) the business or businesses of the Company for which your services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets of the Company or otherwise; or (d) there is a voluntary election to the majority of the Board of Directors of persons selected by a person or entity in exchange for any material consideration to the Company by said person or entity." For purposes of this paragraph only, the word
"Company" refers to Meridian Mutual.

   Upon  termination of employment of any of these
executive officers within two years after a "change in control," the affected officer shall continue to receive his or her  base salary,  at the rate of compensation
existing prior  to  the "change  in  control," plus
certain other benefits  provided for  full-time
employees, for two years from  the  date  of separation
of  employment, unless  dismissed  for  "cause." Securing
other gainful employment will reduce or  eliminate
payments  under this Agreement during the second year
after separation  of  employment.  The Meridian  Mutual
Board of Directors may not waive or modify any provisions or conditions of the Agreement without the written consent of the other party to the Agreement, although Meridian Mutual may elect not to extend the Agreement, by notice to  the executive  officer  given  prior  to  December  31
of the preceding year.

Compensation  of  Directors

   Directors of MIGI who are also salaried employees of
the Company  receive  no fees for services as  directors.
MIGI Board members who are not salaried Company employees
and who do  not  serve on the Board of any affiliates  are
paid  an annual  retainer of $10,000.  Nonemployee MIGI
Board members serving on the Board of an affiliate receive
a $1,000 annual retainer  from  MIGI.   All directors,
other than salaried employees, receive per diem meeting fees of $600 for each Board or Committee meeting attended, not to exceed a total of $850 per day for attendance at two or more Board or Committee meetings on a single day. The Meridian Mutual Chairman of the Board receives an additional $10,000 per year while the chairmen of one or more affiliated Boards or one or more Board committees receive an additional $1,600 per year for services in such capacities.

   Meridian  Mutual  has  a defined  benefit  pension
plan, designated   as  The   Meridian  Mutual  Insurance
Company Nonemployee Directors' Pension Plan, for the benefit of eligible nonemployee directors of Meridian
Mutual or any of its subsidiaries. Nonemployee directors become eligible to participate in the plan following the completion of five years of "credited service," defined as all calendar years in which the director has  attended,  as  a  nonemployee director,  at  least
50 percent of the regularly  scheduled quarterly  meetings
for  that  calendar  year.   The   plan provides  a
monthly  retirement  allowance  equal  to       1.75
percent of the final earnings for each year of credited service. Final earnings mean the five consecutive years with the highest average annual total fees paid during the period of directorship. The monthly retirement allowance commences on the director's retirement date and continues each month thereafter during his or her lifetime. There are also provisions for delayed retirement benefits, early retirement benefits, limited death benefits, and an optional method of benefit payment. Early retirement benefits are available after age 55.

   MIGI's  shareholders approved the 1994  Outside
Director Stock  Option  Plan  (the  "Director  Plan").An
"Outside Director"  is a director of either the Company  or
Meridian Mutual  who is not on the date of grant an
employee  of  the Company  or  Meridian  Mutual or any of
their  subsidiaries. Each  Outside  Director was granted
an  Option  to  purchase 1,000 Common Shares in May of
1994, 1995, and 1996, and each Outside Director
automatically will be granted an Option  to purchase
1,000  Common Shares on the date  of  each  annual meeting
of  shareholders in the years  1997  through  2003, unless
the  Director  Plan  is  terminated  earlier.   The
exercise price per share for each Option will be equal to the fair market value of a Common Share on the date of grant of the Option. No consideration will be paid by the grantee to the Company for the granting of an Option.
Each Option will be exercisable commencing one year after the date of grant, and each Option will expire no later than ten years after the date of grant.

   PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE
                           COMPANY

   The  Board of Directors has unanimously approved
amending Article  IV  (the  "Amendment") of  the
Company's  Restated Articles of Incorporation to create a
new class of Preferred Shares.  The following summary of
the Amendment is qualified in  its  entirety  to  the text
of the Amendment,  which  is attached              as
Exhibit  A  to  this  Proxy  Statement          and
incorporated  herein  by  reference.   If  the  proposal
is approved, the Amendment will become effective at the time the Company files Articles of Amendment with the Indiana Secretary of State.

   The authorized capital stock of the Company presently consists of 20,000,000 Common Shares. As of March 14, 1997, there were 6,779,375 Common Shares issued and outstanding. An additional 750,000 Common
Shares of the Company are reserved for issuance under the Company's 1996 Employee
Incentive Stock Plan, and 150,000 Common Shares are reserved for issuance under the 1994 Outside Director
Stock  Option Plan.
   The Amendment would increase the number of authorized shares from 20,000,000 to 20,500,000, 20,000,000 being Common Shares and 500,000 being
Preferred  Shares. The Amendment provides that the Preferred
Shares could be issued from time to time in one or more series. The Board of Directors, without further approval of the holders of Common Shares, would be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges, and restrictions applicable to each such series of Preferred Shares.

   The Board of Directors recommends approving the Amendment in order to increase the Company's financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than exists now. The

Preferred  Shares would be available for issuance from
time to  time  as  determined by the Board of Directors
for  any proper  corporate  purpose.  Such  purposes
might  include, without limitation, issuance in public or
private sales  for cash  as a means of obtaining
additional capital for use  in the  Company's business and
operations, and issuance as part or  all  of  the
consideration required to be  paid  by  the Company  for
acquisitions of other businesses or properties. No
further  action  or  authorization  by  the   Company's
shareholders would be necessary prior to the issuance of
the Preferred  Shares  unless  required  by  applicable
law  or regulatory agencies or by the rules of any stock
exchange on which  the Company's securities may then be
listed.   Common shareholders  would not have preemptive
rights to  subscribe for  Preferred  Shares.   The
Company does not have any immediate plans, agreements, understandings or arrangements which would result in the issuance of any Preferred Shares.

 It  is  not possible to state the precise effect  of  the
Amendment  upon the rights of the Common Shareholders
until the  Board of Directors determines   the   respective
preferences, limitations, and relative rights of the holders of any future series of Preferred Shares.
However, such effects might include (i) restrictions on dividends; (ii) dilution of the voting power to the extent that the Preferred Shares were given voting rights; (iii) dilution of the equity interest and voting power if the Preferred Shares were convertible into Common Shares; and (iv) restrictions upon any distribution of assets to the holders of the Company's Common Shares upon liquidation or dissolution until the satisfaction of any liquidation preference granted to holders of the Preferred Shares.

   The  issuance  of Preferred Shares could,  under
certain circumstances, make it more difficult for a third
party  to gain  control  of  the  Company,  discourage
bids  for  the Company's  Common Shares at a premium or
otherwise adversely affect  the  market  price of Common
Shares.   Although  the Board of Directors has no present
intention of doing so,  it could  issue  Preferred  Shares
with  voting  or  conversion privileges intended to make
acquisition of the Company  more difficult or more costly.
Such an issuance could be used to discourage  or  limit
the  shareholders'  participation  in
certain  types of transactions that might be proposed
(such as  a  tender offer), whether or not such
transactions  were favored  by  the majority of the
shareholders.  In  opposing such  transaction, the
Preferred Shares could  be  privately placed  with
purchasers favorable to the Board of Directors. In
addition, the Board of Directors could authorize holders
of a series of Preferred Shares to vote either separately
as a              class or with the holders of the
Company's Common  Shares
on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company, should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders and the Company. Such issuance of Preferred
Shares could also have the effect of diluting the earnings per share, book value per share, and voting power of Company Common Shares held by shareholders.

 As stated above, the Company does not have any immediate plans, agreements, understandings or arrangements which would result in the issuance of any Preferred
Shares. Likewise, the Board is unaware of any effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Therefore, the terms of any Preferred Shares subject to this proposal cannot be stated or estimated with respect to any or all of the securities authorized.

   The Board of Directors recommends that the shareholders vote FOR approval of the Amendment to the Company's Articles of Incorporation.

                 APPOINTMENT  OF  AUDITOR

   The  firm  of  Coopers & Lybrand L.L.P.   served  as
the independent auditor for MIGI for the fiscal year ended
December  8, 1997.  The Board of Directors has not
selected an  independent auditor for the current fiscal
year  ending December  31,  1997.   It  is  anticipated
that the Audit Committee, at its meeting scheduled for April 24, 1997, will recommend to the Board that Coopers & Lybrand L.L.P. be selected as the independent auditor for 1997.

   Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

                  SHAREHOLDER  PROPOSALS

   Shareholder  proposals intended to be considered  at
the 1998  Annual Meeting of Shareholders must be in
writing  and received  by MIGI's Secretary at MIGI's
principal  executive offices   at  2955  N.  Meridian
Street, P.O. Box 1980, Indianapolis, IN 46206, not later than December 8, 1997. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and represent a proper subject for shareholder action under Indiana law.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires MIGI's directors and executive officers, and persons who own more than ten percent of a registered class of MIGI's equity securities, to file with the Securities and Exchange Commission and provide to MIGI initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of MIGI. To MIGI's knowledge, based solely on a review of the copies of such reports furnished to MIGI and written representations that no other reports were required, during the fiscal year ended December 31, 1996, its officers, directors and greater than ten-percent beneficial owners have complied with all Section 16(a) filing requirements applicable to them.

                      OTHER  MATTERS

   Management is not aware of any matters to come before the meeting which will require the vote of shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matters calling for shareholder action should properly come before the meeting or any adjournment thereof, those persons named as proxies in the enclosed Proxy will vote thereon according to their best judgment.

           INFORMATION INCORPORATED BY REFERENCE

    The following information has been incorporated by
reference into this Proxy Statement: the audited financial
statements of the Company and Management's Discussion and
Analysis of Financial Condition and Results of Operations
contained  in  the Company's Annual Report to
Shareholders, which  was  mailed  concurrently with this
Proxy  Statement. You   are  encouraged  to  review the
financial information contained in the Annual Report before voting on the proposal to amend the Company's
Restated Articles of Incorporation.



                                  By Order of the Board of
                                  Directors,
                                  Norma J. Oman
                                  President and
                                   Chief Executive Officer




                            EXHIBIT A
                 MERIDIAN INSURANCE GROUP, INC.

   Current Wording of Article IV, Sections 4.01 through 4.04, of the Company's Restated Articles of Incorporation

Section 4.01. Number. The total number of shares which the Corporation shall have authority to issue is twenty million
(20,000,000) shares.

Section 4.02. Classes. There shall be one class of shares of the Corporation, which shall be designated as "Common Shares."

Section  4.03.  Preferences, Limitations and Relative  Rights  of
Common  Shares.   All Common Shares shall have the  same  rights,
preferences, limitations and restrictions.

Section 4.04.  Voting Rights of Shares.     Each holder of Common
Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

   Proposed Wording of Article IV, Sections 4.01 through 4.04, of the Company's Restated Articles of Incorporation

Section  4.01.   Number.  The total number of  shares  which  the
Corporation  has authority to issue shall     be  twenty  million
five hundred thousand (20,500,000) shares.

Section 4.02. Classes. There shall be two (2) classes of shares of the Corporation, consisting of twenty million (20,000,000) shares of common stock (the "Common Shares"), and five hundred thousand (500,000) shares of preferred stock (the "Preferred Shares").

Section 4.03. Voting Rights, Preferences, Limitations and Other Rights of Common Shares. Each holder of Common Shares shall be entitled one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares. All Common Shares shall have the same rights, preferences, limitations and other rights.

Section 4.04.  Voting Rights, Preferences, Limitations and  Other
Relative  Rights  of Preferred Shares.       (a)   The  Preferred
Shares may be issued from time to time in one or more series. The Board of Directors shall have the authority to determine and state the designation and the relative preferences, limitations, voting rights, if any, and other rights of each series of Preferred Shares by specifying such matters in an amendment to these Articles of Incorporation, which amendment may be adopted and become effective without further shareholder approval as provided by the Act. All Preferred Shares of the same series shall have the same relative preferences, limitations, voting rights, if any, and other rights.

(b) Without limiting the generality of the foregoing, the Board of Directors shall have the authority to determine the following for each series of Preferred Shares:

  (i) The designation of such series, the number of shares which shall initially constitute such series and the stated value thereof;

(ii) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

(iii) The rate or rates and the time or times at which dividends and other distributions on the shares of such series shall be paid, the relationship or priority of such dividends or other distribution to those payable on Common Shares or to other series of Preferred Shares, and whether or not any such dividends shall be cumulative;

(iv) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative priorities, if any, to be accorded such payments in liquidation;

  (v) The terms and conditions upon which either the Corporation may exercise a right to redeem shares of such series or upon which the holder of such shares may exercise a right to require redemption of such shareholder's Preferred Shares, including any premiums or penalties applicable to exercise of such rights;

(vi) Whether or not a sinking fund shall be created for the redemption of the shares of such series, and the terms and conditions of any such fund;

(vii) Rights, if any, to convert any shares of such series, either into Common Shares or into other series of Preferred
Shares and the prices, premiums or penalties, ratios and other terms applicable to any such conversion;

(viii) Restrictions on acquisition, rights of first refusal or other limitations on transfer as may be applicable to such series, including any series intended to be offered to a special class or group; and

(ix) Any other relative rights, preferences, limitations, qualifications or restrictions on such series of Preferred Shares, including rights and remedies in the event of default in connection with dividends, other distributions or redemptions. PROXY CARD
PROXY CARD
                 Meridian Insurance Group, Inc.
   This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 14, 1997

   The undersigned appoints Harold C. McCarthy, Sarah W. Rowland, and Van P. Smith, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Meridian Insurance Group, Inc., to be held on May 14, 1997, at 2:00 p.m., EST, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Shares of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR proposal 2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

  The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

YOUR VOTE IS IMPORTANT!  PLEASE MARK, SIGN AND DATE THIS PROXY ON
THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING
ENVELOPE.

(Continued and to be signed on reverse side.)
                 Meridian Insurance Group, Inc.
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
                              ONLY.




For   Withheld For All              For  Against Abstain
All   All      Except


1.   Election of Directors_             2.   Approval of
amendment to Articles of                Nominees: J. Barnette, S.
Broughton, R. Humke, T. Sams            Incorporation to create
class of Preferred Shares



(Except nominee(s) written above.)








The  undersigned  acknowledges receipt of the  Notice  of  Annual
Meeting of Shareholders and of the Proxy Statement.

   Dated:        , 1997

Signature(s)


Please sign exactly as your name appears. Joint owners should each sign personally. When applicable, indicate your official position or representation capacity.